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                                                                     EXHIBIT 4.2

Form BCA-10.30             ARTICLES OF AMENDMENT
(Rev. Jan. 1999)                                         File #
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Jesse White
Secretary of State                                        SUBMIT IN DUPLICATE
Department of Business Services                          -----------------------
Springfield, IL 62756                                    THIS SPACE FOR USE BY
Telephone (217) 782-1832                                  SECRETARY OF STATE
----------------------------------------                   Date
Remit payment in check or money
order, payable to "Secretary of State."                    Franchise Tax  $
The filing fee for restated articles of                    Filing Fee*    $25.00
amendment - $100.00                                        Penalty        $

http://www.sos.state.il.us                                 Approved
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1.   CORPORATE NAME:  WEST POINTE BANCORP, INC.
                     ----------------------------------------------------------
                                                                        (Note 1)

2.   MANNER OF ADOPTION OF AMENDMENT:

         The following amendment of the Articles of Incorporation was adopted
         on April 11, 2001   , in the manner indicated below. ("X" one box only)
            -----------------
           (Month & Day)(Year)

     [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

                                                                        (Note 2)

     [ ] By a majority of the board of directors, in accordance with Section
         10.10, the corporation having issued no shares as of the time of adoption of this amendment;

                                                                        (Note 2)

     [ ] By a majority of the board of directors, in accordance with Section
         10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

                                                                        (Note 3)

     [X] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

                                                                        (Note 4)

     [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
         Section 7.10;

                                                                   (Notes 4 & 5)

     [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

                                                                        (Note 5)

3.   TEXT OF AMENDMENT:

     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

         Article I: The name of the corporation is:

                                  (No change)
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                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)


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                                TEXT OF AMENDMENT

     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If (there is not sufficient space to do so, add one or more sheets of this size.)

             See attached Exhibit A.


                                     Page 2


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                                   EXHIBIT A

SECTION 4

CAPITAL STOCK

              The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 10,050,000, of which 10,000,000 are to be shares of common stock, $1.00 par value per share, and of which 50,000 are to be shares of serial preferred stock, $1.00 par value per share. The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of shareholders except as otherwise provided in this Section 4. The consideration for the issuance of the shares shall be paid to or received by the Corporation in full before their issuance and shall not be less than the par value per share. The consideration for the issuance of the shares shall be cash, services rendered, personal property (tangible or intangible), real property, leases of real property or any combination of the foregoing. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such consideration shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

              A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows:

              A. Common Stock. Except as provided in these Articles, the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

              Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when declared by the board of directors of the Corporation.

              In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the common stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the common stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the





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Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind.

              Each share of common stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of common stock of the Corporation.

              B. Serial Preferred Stock. Except as provided in these Articles, the board of directors of the Corporation is authorized, by resolution or resolutions from time to time adopted, to provide for the issuance of preferred stock in series and to fix and state the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, including, but not limited to determination of any of the following:

                  1. the distinctive serial designation and the number of shares constituting such series;

                  2. the dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

                  3. the voting powers, full or limited, if any, of the shares of such series;

                  4. whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which such shares may be redeemed;

                  5. the amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  6. whether the shares of such series shall be entitled to the benefits of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and, if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such funds;


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                  7. whether the shares of such series shall be convertible
into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  8. the subscription or purchase price and form of consideration for which the shares of such series shall be issued; and

                  9. whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

              Each share of each series of preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series.




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